NEWS RELEASE

For Immediate Release

Nord Resources Raising $12 Million Through Private Placement

  $12 Million private placement of units comprising common shares and warrants being purchased by Ross J. Beaty and Riaz Shariff

  Following completion of the financing, Mr. Beaty will own approximately 30% of the outstanding common shares of the company, representing a change of control pursuant to the policies of the Toronto Stock Exchange

TUCSON, AZ, October 28, 2009 - Nord Resources Corporation (TSX: NRD / OTC: NRDS), which is ramping up copper mining and processing operations at its Johnson Camp Mine in Arizona, today announced that it is undertaking an unregistered brokered private placement of 40 million units for total gross proceeds to the company of US$12 million. Salman Partners Inc. is acting as agent under the offering, which is being effected in an offshore transaction pursuant to Rule 903 of Regulation S under the United States Securities Act of 1933, as amended (the US Securities Act), and will receive a cash commission of 5% of the gross proceeds, with net proceeds to the company of $11.4 million.

Each unit, priced at US$0.30 per unit, consists of one common share and one common share purchase warrant. Each warrant entitles the holder to purchase one additional common share of the company (a warrant share) at a price of US$0.38 per share until June 5, 2012. The warrants will provide for adjustments in the event of stock dividends, subdivisions, consolidations, and other forms of capital reorganization.

Up to 40 million shares are issuable pursuant to the offering and an additional 40 million warrant shares (80 million shares in total) will be issuable upon exercise of the warrants; together, these common shares would represent approximately 113% of Nord's currently outstanding common shares, assuming the warrants are fully exercised.

The shares and the warrants, and any warrant shares issued upon exercise of the warrants, will be "restricted securities" as defined in Rule 144 under the U.S. Securities Act. The units will also be subject to a four-month hold period under Canadian securities legislation.

The company has agreed to use commercially reasonable efforts to register the shares and the warrant shares issued if the warrants are exercised for resale under the U.S. Securities Act, to the extent permitted by applicable securities laws and any rules, regulations, positions or releases issued or actions taken by the United States Securities and Exchange Commission pursuant to its authority with respect to Rule 415 under the U.S. Securities Act, as soon as is reasonably practicable after the completion of the offering, which remains subject to approval by the Toronto Stock Exchange (TSX) and all other necessary regulatory approvals.

Following completion of the offering, Mr. Ross J. Beaty, through a wholly-owned holding company, will own 33,333,333 common shares, or 30.2% of the outstanding common shares of the company. Under rules promulgated by the Securities and Exchange Commission pursuant to the United States Securities Exchange Act of 1934, as amended, Mr. Beaty will be considered to beneficially own upon closing of the offering both the 33,333,333 shares forming part of the units and the 33,333,333 warrant shares that underlie the warrants, which together will represent approximately 46.4% of Nord's issued and outstanding common shares, assuming no other securities convertible into common shares have been exercised. Mr. Riaz Shariff, will own 6,666,667 common shares, or 6% of the outstanding common shares of the company. Upon the exercise of Mr. Shariff's warrants, assuming no other securities convertible into common shares have been exercised, Mr. Shariff will hold 11.4% of the outstanding shares of the company and would be an insider of the company.

"As we have disclosed during the course of 2009," said John Perry, president and chief executive officer of the company, "we encountered various issues since early this year when we began ramping up copper production at the Johnson Camp Mine. While we have made significant progress in resolving these issues and have increased production through the recently completed third quarter, we nevertheless have not yet achieved our target rate of 25 million pounds per year. Consequently, we have experienced a shortfall in working capital."

"We have been exploring various financing options since June 2009, but have found that this continues to be a very challenging economic environment for companies such as ourselves that are seeking capital. Further, despite the welcome increase in copper pricing, we found that our requirements for working capital increased and therefore determined that we needed to do a larger financing than had been previously estimated," Mr. Perry continued.

The net proceeds of the offering will be used to make the approximate US$2.25 million debt-service payment to Nedbank Limited which was due on September 30, 2009, to make an investment of approximately US$500,000 for further improvements to our operations at the Johnson Camp Mine, and to fund working capital needs.

Following completion of the offering, Mr. Beaty will have the right to a nominee on the Board of Directors of the company.

"We are very pleased that upon the completion of the offering, Mr. Beaty will become Nord's largest shareholder. Mr. Beaty is widely known and respected as a successful entrepreneur and astute investor in the mineral resources industry. We value his financial support and recognition of the value in Nord," Mr. Perry said.

Under applicable TSX rules, the company is required to obtain shareholder approval for an issuance of listed securities in excess of 25% of the current issued and outstanding share capital of the company. Further, the company also is required to obtain shareholder approval of the offering based on the material effect on control since the proposed offering will result in Mr. Beaty holding approximately 30% of the issued and outstanding shares of the company following the completion of offering. There are currently 70,427,252 common shares of the company issued and outstanding.

The company has applied to the TSX under the provisions of Section 604(e) of the TSX Company Manual, on the basis of the company's financial hardship, for an exemption from the security holder approval requirements for the offering. The application to the TSX was made upon the recommendation of a Special Committee of the Board of Directors of the company, of which all members are independent of the company and free from any conflict of interest with respect to the offering, and who have concluded that the offering is reasonable for the company in the circumstances. No insiders of the company are participating in the offering.

The Board of Directors of Nord believes that the offering will improve the company's immediate financial position. There are no assurances that the TSX will accept the application for the use of the financial hardship exemption. The TSX has advised the company that, if approved, reliance on this exemption will automatically result in a TSX de-listing review, as is customary in such circumstances, to confirm that Nord continues to meet the TSX listing requirements. Nord believes that it currently complies with applicable TSX listing requirements and expects to continue to comply with such requirements following completion of the offering.

This press release shall not constitute an offer to sell, or the solicitation for any offers to buy any securities of Nord. The securities have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Nord Resources

Nord Resources Corporation is a copper mining company whose primary asset is the Johnson Camp Mine, located approximately 65 miles east of Tucson, Arizona. Nord commenced mining new ore in January 2009. Previously, since February 1, 2008, the Company was commercially producing copper from residual leaching of the existing ore heaps. The company expects to reach full copper production at a rate of approximately 25 million pounds per annum during December 2009. For further information, including the Annual Shareholders Meeting presentation and pictures of the reactivation at Johnson Camp, please visit the company's website at www.nordresources.com.

Forward-Looking Statements

This news release includes certain statements that may be deemed "forward-looking". All statements in this release, other than those of historical facts, may be considered forward-looking statements, including those concerning Nord's expectations regarding copper production targets at the Johnson Camp Mine (including its expectation that it will reach full copper production at a rate of approximately 25 million pounds per annum during December 2009), the acceptance by the TSX of the company's use of the hardship exemption, and statements concerning the potential of the Johnson Camp Mine.

Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the market prices of copper and sulfuric acid, general economic, market, and business conditions, ability to reach full production rates, statements or information with respect to known or unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition, Nord's business and operations are subject to the risks set forth in Nord's most recent Form 10-K, Form 10-Q, and other SEC filings which are available through EDGAR at www.sec.gov, and in Nord's prospectus and other filings with the British Columbia and Ontario Securities Commissions, which are available through SEDAR at www.sedar.com. Nord assumes no obligation to update the forward-looking statements except as may be required by law.

For further information:
John Perry
President and Chief Executive Officer
Nord Resources Corporation
(520) 292-0266
www.nordresources.com

Investor and Media Relations
Richard Wertheim
Wertheim + Company Inc.
(416) 594-1600
or
(416) 518-8479 (cell)
or by email at wertheim@wertheim.ca.